CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement No. 333-210186 on Form N-1A of our reports dated October 21, 2022, relating to the financial statements and financials highlights of Equity Compass Risk Manager ETF, First Trust Income Opportunities ETF, First Trust Flexible Municipal High Income ETF, First Trust Low Duration Strategic Focus ETF, First Trust Active Factor Large Cap ETF, First Trust Active Factor Mid Cap ETF, First Trust Active Factor Small Cap ETF, First Trust Innovation Leaders ETF, First Trust Expanded Technology ETF, and First Trust SkyBridge Crypto Industry and Digital Economy ETF, our reports dated October 25, 2022, relating to the financial statements and financials highlights of First Trust Multi-Manager Large Growth ETF and First Trust Multi-Manager Small Cap Opportunities ETF, and our reports dated October 26, 2022, relating to the financial statements and financial highlights of First Trust TCW Opportunistic Fixed Income ETF, First Trust TCW Unconstrained Plus Bond ETF, First Trust TCW Securitized Plus ETF, and First Trust TCW Emerging Markets Debt ETF, appearing in the Annual Reports on Form N-CSR for First Trust Exchange-Traded Fund VIII as of and for the year/period ended August 31, 2022, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Information for Investors in the European Economic Area (“EEA”) Only”, “Miscellaneous Information” and “Financial Statements” in the Statements of Additional Information, which are part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

December 29, 2022